Exhibit (h)(3)

Execution Copy

RELIANCE AGREEMENT FOR EXCHANGE PRIVILEGES

(Anti-Money Laundering and Customer Identification Program)

AGREEMENT, entered into this 30th day of June, 2009 by and among NATIXIS FUNDS TRUST I, NATIXIS FUNDS TRUST II, NATIXIS FUNDS TRUST IV, NATIXIS CASH MANAGEMENT TRUST, GATEWAY TRUST, HANSBERGER INTERNATIONAL SERIES (collectively “Natixis Funds Trusts”) and LOOMIS SAYLES FUNDS I, LOOMIS SAYLES FUNDS II (collectively “Loomis Funds Trusts” and together with Natixis Funds Trusts, the “Funds”, individually, each a “Fund”).

WHEREAS, each of the Natixis Funds Trusts, and each of the Loomis Funds Trusts are separate legal entities registered under the Investment Company Act of 1940 (“1940 Act”);

WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Funds and, being hereinafter referred to as a “Portfolio,” and collectively as the “Portfolios” as set forth in Schedule A attached hereto);

WHEREAS, the Funds have adopted and implemented policies and procedures to comply with applicable rules and regulations of the Securities and Exchange Commission, the Department of Treasury or any other governmental agency regarding anti-money laundering (“AML”) and establishment of a customer identification program (“CIP”);

WHEREAS, the Funds have implemented exchange privileges among the Portfolios for the benefit of shareholders as set forth in the Funds’ prospectuses (“Exchange Privileges”); and

WHEREAS, the Funds, on behalf of the Portfolios, desire to memorialize their understanding in light of the Exchange Privileges among separate legal entities registered under the 1940 Act for furtherance of compliance with AML and CIP rules and regulations;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreements, pursuant to the terms thereof, as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

(A) “From Fund” means any existing Fund, or Portfolio thereof, from which a shareholder transfers or exchanges assets out of any account thereto, pursuant to the Exchange Privileges;

(B) “To Fund” means any new Fund, or Portfolio thereof, to which a shareholder transfers or exchanges assets to any account thereto, pursuant to the Exchange Privileges.

2. Reliance by To Fund on From Fund. On and after July 1, 2009, upon a shareholder using the Exchange Privileges, the To Fund shall be entitled to rely upon the From Fund’s performance of requirements and obligations under AML and CIP in order to satisfy To Fund’s own requirements and obligations of AML and CIP. Each Fund hereby agrees that it will provide to each other Fund at least annually a certification to the effect that it has implemented the Funds’ AML program and will perform the requirements of the Funds’ CIP. Such certification may take the form of a global certificate applicable to each Fund or such other form as the Funds’ AML officer may determine.

3. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. All section headings in this Agreement are solely for convenience of reference, and do not affect the meaning or interpretation of this Agreement. A copy of each Fund’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually, but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
NATIXIS CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II
GATEWAY TRUST
HANSBERGER INTERNATIONAL SERIES

By:	/s/ David Giunta
Name:	David Giunta
Title:	President

LOOMIS SAYLES FUNDS I

By:	/s/ David Giunta
Name:	David Giunta
Title:	Executive Vice President

Schedule A*

Natixis Funds Trusts

Natixis Funds Trust I

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Loomis Sayles Core Plus Bond Fund

Natixis Income Diversified Portfolio

Natixis U.S. Diversified Portfolio

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

Harris Associates Large Cap Value Fund

Delafield Select Fund

ASG Global Alternatives Fund

Vaughan Nelson Value Opportunity Fund

Natixis Funds Trust IV

AEW Real Estate Fund

Natixis Cash Management Trust

Natixis Cash Management Trust – Money Market Series

Gateway Trust

Gateway Fund

Hansberger International Series

Emerging Markets Fund

International Core Fund

International Growth Fund

International Value Fund

All Countries Fund

Loomis Funds Trusts

Loomis Sayles Funds I

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Fixed Income Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II

Loomis Sayles Global Markets Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Bond Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Mid Cap Growth Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

*	This Schedule A will be deemed to automatically include, without any need of amending, all present and future Funds and Portfolios distributed from time to time by Natixis Distributors, L.P., or any affiliate thereof, which may adopt Exchange Privileges.

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